Exhibit 99.1

1.             On September 18, 2020, pursuant to a registration statement on Form S-3 (Registration No. 333-248821), Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP,” and together with TopCo ML LP, the “Apollo Stockholders”), sold 42,920,526 shares of the common stock of ADT, Inc. (the “Issuer”), par value $0.01 per share for $10.00 per share.

2.             The shares of common stock reported as beneficially owned following the reported transaction are held of record by the Apollo Stockholders.  Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP.  Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML.  AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP.

Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as the sole member for Prime TopCo ML II.  AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) serves as the investment manager of AP VIII Prime Security LP and Prime GP.  Apollo Management, L.P. (“Apollo Management”) serves as the sole member-manager of AP VIII Prime Security Management.  Apollo Management GP, LLC (“Management GP”) serves as the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings.

Each of the Apollo Stockholders, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP, Prime GP, AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers, as well as executive officers, of Management Holdings GP, each disclaim beneficial ownership of all shares of common stock included in this report, and the filing of this report shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose, except to the extent of their pecuniary interest therein.

The address of each of TopCo ML LP, TopCo ML II LP, Prime TopCo ML, Prime TopCo ML II, TopCo Parent GP, AP VIII Prime Security LP and Prime GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal business office of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019.